EXHIBIT 2.01




                               HEADS OF AGREEMENT

                    AMERICAN SOUTH WEST HOLDINGS INCORPORATED

                                      AND

                              METAL SANDS LIMITED

                               HEADS OF AGREEMENT


This Heads of Agreement is dated 15 September 2003.

BETWEEN:

AMERICAN SOUTH WEST HOLDINGS INCORPORATED of Phoenix, Arizona, United States of America ("ASW"), and

METAL SANDS LIMITED ACN 094 423 551 of Level 5, 251 Hay Street East Perth, Western Australia ("MSA")


RECITALS:

A. ASW is a public company, listed on the Over The Counter Bulletin Board market, in the United States of America, which carries on the business of mineral exploration and investment in companies undertaking mineral exploration.

B. MSA is an unlisted public company that carries on the business of mineral exploration for mineral sands.

C. The persons named in Schedule 1 (each being a "Shareholder") are or are entitled to be the legal and beneficial holders of all of the issued share and option capital in MSA.

D. ASW wishes to acquire the whole of the issued capital of MSA from the Shareholders by the allotment to the Shareholders of shares in ASW ("ASW Shares") in return for shares in MSA ("MSA Shares") and options to acquire MSA Shares ("MSA Options"), subject to the conduct of a due diligence investigation into the assets and affairs of each company by the other.

E. The parties enter into this Heads of Agreement ("HOA") to set out the terms on which each company may carry out the investigation referred to in recital D and, subject to the results of the investigation not being negative (as described in this HOA), ASW will acquire the issued capital in MSA.

F.   $ means United States of America Dollars.

AGREED as follows:

1.   CONDITIONS PRECEDENT

1.1 The rights and obligations of the parties under this HOA (other than this clause 1) are conditional upon, as conditions precedent ("Conditions Precedent"):

     (a) ASW raising no less than $400,000 prior to 30 October 2003, by the issue of 20,000,000 fully paid ordinary shares at $0.02. Current MSA shareholders will have a right to participate in this placing;

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     (b)  The  directors of ASW  warranting  that ASW complies with and is up to date with all its regulatory, statutory and legal documentation and requirements;

     (c) The directors of ASW undertaking reasonable endeavours to ensure that ASW will be listed on a stock exchange reasonably acceptable to MSA;

     (d) ASW shareholders approving the raising of capital referred to in (a) above and this HOA;

     (e) Shareholders holding not less than 76% of MSA Shares and 76% of the MSA Options accepting this HOA and agreeing to assign their MSA Shares and, where relevant, their MSA Options to ASW in accordance with the terms of this HOA, as further described in clause 1.2;

     (f) ASW converting its warrants to shares on the basis described in clause 4.5.

1.2 It is acknowledged that clause 1(b) is for the benefit of MSA and may be waived by MSA. If the Conditions Precedent are not satisfied or waived by 30 October 2003 (or such later date as is mutually agreed) then the HOA and all the rights and obligations of the parties hereunder shall automatically terminate. Upon termination of this HOA, no party shall have any claim whatsoever against any other party pursuant to this HOA, unless such claim arose prior to the termination.

1.3 MSA shall use best endeavours to procure that all Shareholders agree to be bound by the terms of this HOA by executing and delivering an undertaking substantially in the form set out in Schedule 2.

2.   REPRESENTATIONS AND WARRANTIES

2.1  The directors of ASW and ASW warrant that at the date of this HOA:

     (a) subject to the receipt of any necessary approvals described in clause 1, ASW does and at Settlement will have full power and authority to issue ASW Shares to the Shareholders in return for MSA Shares and MSA Options, free and clear of encumbrances and third party interests;

     (b) ASW is duly incorporated with limited liability and validly existing under the laws of the State of Delaware;

     (c) the execution of this HOA will not constitute a default under any agreement, instrument, law or order by which ASW is bound;

     (d)  ASW is not:

          (i) wound up, no resolution for ASW's winding up been passed and no meeting of members or creditors has been convened for that purpose;

          (ii) the subject of a winding up application which has been made to a court, and no event has occurred which would entitle any person to apply to a court to wind it up;

          (iii) a party to a composition or arrangement with any of its creditors; or

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          (iv)  in  receivership  or  subject to administration  and none of its assets is in the possession of or under the control of a mortgagee or chargee;

     (e) to the best of their information, knowledge and belief, there is not pending against ASW any action, suit, claim, dispute or other proceeding affecting or in any way concerning ASW or its related companies that may prevent ASW from completing its obligations as described in this HOA, and ASW has no notice of any such proceeding or in contemplation by any person; and

     (f) there is no debt or other obligation (contingent or otherwise, and including without limitation environmental liabilities or obligations) owed by ASW to any third party (including any shareholder, officer or employee), which has the potential materially to reduce its value and which is not reflected in its accounts, and they are not aware of any fact of circumstance which would indicate that the description set out in paragraphs (a) through (f) above will not apply at Settlement and undertake to inform MSA forthwith of any such fact or circumstance.

2.2  The directors of MSA and MSA warrant that at the date of this HOA:

     (a) MSA is duly incorporated with limited liability and validly existing under the Corporations Act 2001;

     (b) the execution of this HOA will not constitute a default under any agreement, instrument, law or order by which MSA is bound; and

     (c)  MSA is not:

          (i) wound up, no resolution for its winding up has been passed and no meeting of members or creditors has been convened for that purpose;

          (ii) the subject of a winding up application which has been made to a court, and no event has occurred which would entitle any person to apply to a court to wind it up;

          (iii) a party to a composition or arrangement with any of its creditors; or

          (iv) in receivership or subject to administration and none of its assets is in the possession of or under the control of a mortgagee or chargee;

     (d) to the best of their information, knowledge and belief, there is not pending against MSA any action, suit, claim, dispute or other proceeding affecting or in any way concerning MSA or its related companies that may prevent MSA from completing its obligations as described in this HOA, and MSA has no notice of any such proceeding now or in contemplation by any person; and

     (e) there is no debt or other obligation (contingent or otherwise, and including without limitation environmental liabilities or obligations) owed by MSA to any third party (including any shareholder, officer or employee), which has the potential materially to reduce MSA's value and which is not reflected in MSA's accounts,

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     and they are not aware of any fact of  circumstance  which  would  indicate that the description set out in paragraphs (a) through (e) above will not apply at Settlement and undertake to inform ASW forthwith of any such fact or circumstance.

3.   DUE DILIGENCE INVESTIGATIONS

3.1 ASW shall be entitled, at its own cost, to conduct a due diligence review of MSA and its assets in order to confirm that it will proceed with the proposed acquisition of MSA.

3.2 MSA shall be entitled, at its own cost, to conduct a due diligence review of ASW and its assets to determine whether it wishes to proceed with the transaction contemplated by this HOA.

3.3 For the purposes of allowing ASW and MSA to conduct their respective due diligence investigations, each of ASW and MSA agrees to provide the other with access to their mining and other information, books, records and accounts.

3.4 At any time prior to 30 days after the Conditions Precedent have been met ASW or MSA may give notice to the other of them advising that it wishes to proceed with the transaction contemplated by this HOA. If neither ASW nor MSA gives notice within that time that it has in its due diligence investigation of the other become aware of:

     (a) a liability, commitment or other fact or circumstance, which has not been disclosed to it by the other as at the date of this HOA and which has a material adverse effect on the value of the other; or

     (b)  a material breach of warranty given under clause 2 by the other,

     then each of ASW and MSA will be deemed to have given notice at the end of that period that it wishes to proceed with the transaction contemplated by this HOA, provided that if a notice given for the purposes of paragraph (a) or paragraph (b) is withdrawn by the party giving it, it will be deemed not to have been given. The date by which each of ASW and MSA has given (or are deemed to have given) a notice that they wish to proceed with the transaction contemplated by this HOA is referred to as the "Effective Date".

3.5 If the Conditions Precedent are not satisfied or waived both as provided in clause 1.2 or if ASW or MSA validly gives notice in accordance with the provisions of clause 3.4(a) or (b) (which is not withdrawn within the timeframe as provided for in that clause) then this HOA shall come to an end and each of ASW and MSA must return to the other all copies of all mining and other information, data, documents or other materials (in whatever form) provided to them for the purposes of the due diligence investigations.

4.   AGREEMENT TO ACQUIRE

4.1 Subject to the provisions of clauses 1 and 3, ASW agrees to acquire from the Shareholders their MSA Shares and MSA Options. In return ASW will issue
     2.2  ordinary  fully paid shares in ASW for every one MSA share on issue as

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     at the  Settlement  Date and 1 fully  paid  share in ASW for  every 2.5 MSA
     Options on issue as at the Settlement Date ("Payment").

4.2 In terms of the placing referred to in 1.1(a) MSA shareholders will have a right to subscribe for one share in ASW at $0.02 for every MSA share held.

4.3 Settlement shall occur on the date which is 2 business days after the Effective Date or such other date as may be agreed between the parties in writing ("Settlement Date").

4.4 (a) It is acknowledged that MSA may wish to raise further funds prior to settlement occurring. The parties agree that for the purpose of raising those further funds, MSA may issue shares and options such that the total number of ordinary MSA Shares on issue is 13,500,000 and the total number of MSA Options on issue is 8,750,000.

     (b)  MSA at the date of this HOA has issued 12,625,000 ordinary shares;

     (c)  MSA at the date of this HOA has issued 8,312,500 MSA Options;

4.5 As at the date of this HOA, ASW has issued 28,163,950 ASW Shares and 13,050,000 warrants to acquire ASW Shares ("ASW Warrants"). ASW will convert these warrants to shares on the basis that as at the Effective Date there will be 30,000,000 ASW Shares on issue.

4.6 From the date of this HOA until the Settlement Date, ASW must continue to carry on its business in the ordinary course and take all reasonable steps to protect and maintain each of its assets so as to comply with all applicable laws, regulations, ordinances and codes and must not, without the prior written approval of MSA:

     (a) issue or agree to issue any further securities in the capital of ASW including any warrants, options or rights of conversion without the prior written consent of MSA other than shares issued upon the exercise of any outstanding ASW Warrants as provided for in clause 4.5;

     (b) acquire or agree to acquire or dispose or agree to dispose of any material asset or enter into any agreement under which a material commitment or other obligation is assumed; or

     (c)  alter its Constitution.

4.7 From the date of this HOA until the Settlement Date, MSA must continue to carry on its business in the ordinary course and take all reasonable steps to protect and maintain each of its assets so as to comply with all applicable laws, regulations, ordinances and codes and must not, without the prior written approval of ASW:

     (d) issue or agree to issue any further securities in the capital of MSA including any options or rights of conversation without the prior consent of ASW other than shares issued upon the exercise of any of the MSA Options currently on issue and the shares and options referred to in clause 4.4;

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     (e)  acquire  or agree to  acquire  or  dispose  or agree to dispose of any material asset or enter into any agreement under which a material commitment or other obligation is assumed; or

     (f)  alter its Constitution.

4.8 For the purposes of clause 4.6 and 4.7, an asset or commitment or obligation will be deemed to be material if it involves, either alone or in combination with other related transactions, involves a consideration or liability of $10,000 or more.

5.   SETTLEMENT

5.1  On the Settlement Date ASW must:

     (a) allot the ASW Shares comprising the Payment to the Shareholders on the basis that each Shareholder is to receive 2.2 ASW Shares for every 1 MSA Share held by that Shareholder on the Settlement Date and 1 ASW share for every 2.5 MSA Options held by that Shareholder on the Settlement Date (the number of ASW Shares will be rounded up or down to the nearest share); and

     (b) procure its directors to offer to the Shareholders the opportunity to nominate at least 2 people who will be invited forthwith to join the board of ASW and ASW will forthwith procure that 1 of the current 2 board members of ASW will resign. In addition, an additional director will be appointed by the shareholders of ASW making 4 the total number of directors on the board of ASW.

6.   CONFIDENTIALITY

6.1 The terms of this HOA and the information provided by ASW and MSA to each other for the purposes of clause 2 are to remain strictly confidential to the Parties and may only be disclosed by a Party:

     (a) as is necessary to enforce a Party's respective rights and obligations under this HOA;

     (b)  to their legal, accounting or financial advisers;

     (c)  with the written consent of the other Party;

     (d)  as required by law;

     (e) by ASW to the SEC, provided that the wording of any disclosure to the SEC has first been provided to and agreed with MSA.

6.2  The obligations under clause 6.1 shall survive termination of this HOA.

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7.   GENERAL

7.1 The parties intend to create legal relations between themselves in terms of this HOA and that it shall be binding unless and until replaced by a more comprehensive agreement.

7.2 This HOA constitutes the entire agreement and understandings between the parties and is in substitution of all prior agreements, offers or undertakings.

7.3 This HOA shall be governed by and construed in accordance with the laws of Western Australia and the parties hereby irrevocably submit to the jurisdiction of the courts of Western Australia.

7.4  This HOA may be signed in counterparts, including by facsimile.

7.5 Each party shall bear its own costs in relation to the preparation of this HOA.

7.6 ASW shall bear the stamp duty payable on this HOA and any further documents contemplated by this HOA.


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SCHEDULE 1:  SHAREHOLDERS

             Shareholder Name

             Adrian Christopher Griffin
             Carmichael Capital Markets Pty Ltd.
             Carol Anne McGrath
             David Reginald & Jennifer Gail Thomas
             Elsinore Nominees Pty Ltd.
             Gamma Corporation Pty Ltd.
             Gary Raymond Powell
             Geoffrey Michael Jones
             Geoffrey James & Joyce Lillian Cox
             Hope Investments (WA) Pty Ltd.
             James Kyle ATF Kyle Family Super Fund
             Jeffrey Charles Hogan
             Joseph Alexander Cunningham
             Josephene Norman
             Kellaway Pty Ltd.
             Kyeema Pty Ltd.
             Lloyd Richard Townley
             Maria Andrea Wilson
             Mark John Warren Lewis
             Megan Griffin
             Morcator Metals Pty Ltd.
             Nathan Bruce McMahon
             Nell Bowle ATF NB Family Trust
             Perth Select Seafoods Pty Ltd.
             Richard Ralph Ockenden
             Richmond Resources Pty Ltd.
             Richmond Resources Pty Ltd. Corporate Account
             Rocant Pty Ltd ATF Glenfare Superfund
             Rojex Mining Services Pty Ltd. ATF Rojex Mining
                Services Pty Ltd. Superfund


SCHEDULE 2 - UNDERTAKING

THIS DEED IS ENTERED INTO BY THE PERSON NAMED BELOW ("ASSIGNEE"), being a Shareholder, as that term is defined in a Heads of Agreement dated August 2003 between American South West Holdings Incorporated and Metal Sands Limited relating to the acquisition by the former of the shares in the latter ("HOA").

1. ASSIGNEE hereby agrees to sell to ASW all of ASSIGNEE's MSA Shares and MSA Options (as those terms are defined in the HOA) subject to the terms and conditions set out therein.

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2.   ASSIGNEE  warrants that at the date hereof this HOA and at  Settlement  he, she or it has power to transfer his, her or its MSA Shares and, if relevant, his, her or its MSA Options to ASW as contemplated by the HOA, free and clear of encumbrances and third party interests.

3.   ASSIGNEE confirms that:

     (a) in relation to MSA and other Shareholders, he, she or it and they are independent and non-associated entities and exercise independent judgment and make independent decisions; and

     (b) except for this HOA, there is no agreement or arrangement to act in concert in relation to MSA's affairs and rights attaching to the MSA Shares and MSA Options including voting rights and the power of disposal.

IN WITNESS WHEREOF ASSIGNEE has executed these presents as a deed poll.

SIGNED SEALED AND          )
DELIVERED by               )
                           )    /s/ Lindsey Cahill
-----------------------    )
in the presence of:        )


Witness:  /s/ John Giorgi

Name:           John Giorgi
                Justice of the Peace (No 1454)
Address:        244 Vincent St. Leederville WA

Occupation:     Chief Executive Officer
                Town of Vincent




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EXECUTED by the parties.


SIGNED for an on behalf of          )  /s/ Alan Doyle       /s/ Peter Holsworth
AMERICAN SOUTH WEST                 )  -------------------  -------------------
by authority of its Directors in    )  Director             Director
                                    )
                                    )  Alan Doyle           Peter Holsworth
                                    )  -------------------  -------------------
                                    )  Print name           Print name



SIGNED for and on behalf of         )  /s/ Adrian Griffin   /s/ Lloyd Townley
METAL SANDS LTD.                    )  -------------------  -------------------
by authority of its Directors in    )  Director             Director
accordance with section 127 of      )
the Corporations Act                )  Adrian Griffin       Lloyd Townley
                                    )  -------------------  -------------------
                                    )  Print name           Print name





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

                        AMENDMENT TO HEADS OF AGREEMENT


Further to the Heads of Agreement is dated

BETWEEN:

AMERICAN SOUTH WEST HOLDINGS INCORPORATED of Phoenix, Arizona, United States of America ("ASW"); and

METAL SANDS LIMITED ACN 094 423 551 of Level 5, 251 Hay Street East Perth, Western Australia ("MSA")

A.   The Parties entered into an agreement dated 15/9 (the "Agreement");

B. The Parties agree that the date of the capital raising in terms of 1.1(a) of the Agreement be extended to 8 December 2003; and

C. The maximum number of shares that ASW can have in issue on the Effective Date per clause 4.5 of the Agreement be increased from 30,000,000 to 30,338,950.

EXECUTED by the parties on 10 October 2003.


SIGNED for an on behalf of          )  /s/ Alan Doyle
AMERICAN SOUTH WEST                 )  -------------------  -------------------
HOLDINGS INC.                       )  Director             Secretary/Director
by authority of its Directors in    )
                                    )  Alan Doyle
                                    )  -------------------  -------------------
                                    )  Print name           Print name


SIGNED for and on behalf of         )  /s/ Adrian Griffin
METAL SANDS LTD                     )  -------------------  -------------------
by authority of its Directors in    )  Director             Director
accordance with section 127 of      )
the Corporations Act                )  Adrian Griffin
                                    )  -------------------  -------------------
                                    )  Print name           Print name

                       ADDENDUM TO THE HEADS OF AGREEMENT

                    AMERICAN SOUTH WEST HOLDINGS INCORPORATED

                                      AND

                              METAL SANDS LIMITED

                       ADDENDUM TO THE HEADS OF AGREEMENT


DATE:  12 NOVEMBER 2003


BETWEEN:

AMERICAN SOUTH WEST HOLDINGS INCORPORATED of Phoenix, Arizona, United States of America ("ASW"), and

METAL SANDS LIMITED ACN 094 423 551 of Level 5, 251 Hay Street East Perth, Western Australia ("MSA") ("the Parties")


RECITALS:

A. A Heads of Agreement ("HOA") setting out the terms of an acquisition by ASW of the shares of MSA was executed by the Parties.

B.   An addendum to the HOA was signed on 10 October 2003.

C. ASW has completed its due diligence of MSA in accordance with clause 3.1 and is not aware of any liability, commitment or other fact or circumstance, which had not been disclosed to it by MSA as at the date of the HOA and which has a material adverse effect on the value of MSA, or of a material breach of warranty given under clause 2 by MSA.

NOW IT IS AGREED that, in terms of clause 1.2 of the HOA, the date of the requirement to satisfy the conditions precedent (clause 1.1) is changed to 31 January 2004.

EXECUTED by the parties.


SIGNED for an on behalf of          )  /s/ Alan Doyle
AMERICAN SOUTH WEST                 )  -------------------  -------------------
by authority of its Directors       )  Director/President   Secretary/Director
                                    )
                                    )  Alan Doyle
                                    )  -------------------  -------------------
                                    )  Print name           Print name

SIGNED for and on behalf of         )  /s/ Adrian Griffin   /s/ Nathan McMahon
METAL SANDS LTD                     )  -------------------  -------------------
by authority of its Directors in    )  Director             Director
accordance with section 127 of      )
the Corporations Act                )  Adrian Griffin       Nathan McMahon
                                    )  -------------------  -------------------
                                    )  Print name           Print name

                       ADDENDUM TO THE HEADS OF AGREEMENT


DATE:  9 FEBRUARY 2004


BETWEEN:

AMERICAN SOUTH WEST HOLDINGS INCORPORATED of Phoenix, Arizona, United States of America ("ASW"), and

METAL SANDS LIMITED ACN 094 423 551 of Level 1, 22 Oxford Close Leederville, Western Australia ("MSA") ("the Parties")


RECITALS:

A. A Heads of Agreement ("HOA") setting out the terms of an acquisition by ASW of the shares of MSA was executed by the Parties.

B.   Addenda to the HOA were signed on 10 October 2003 and on 12 November 2003.

IT IS AGREED

1.   In terms of clause 1.2 of the HOA, the parties agree that:

     (a) the date for satisfying or waiving the Conditions Precedent detailed in clause 1.1 of the HOA is hereby extended to 23 February 2004;

     (b) the date for satisfying or waiving the Conditions Precedent detailed in clause 1.1 of the HOA will be deemed to have been further extended to 30 April 2004 if ASW supplies or causes to be supplied to MSA the Financial Accommodation, as described in clause 2; and

     (c) as between the Parties the HOA shall be regarded as being of full force and effect.

2. For the purposes of clause 1(b), the Financial Accommodation consists of a non-interest bearing loan from ASW to MSA of not less than AUD$70,000.00 in cleared funds for value not later than 23 February 2004, deposited into a bank account nominated by MSA to ASW. The loan will not be repayable to ASW unless and until one of the following has occurred:

     (a) Settlement has taken place in terms of clause 4 of the HOA and MSA is a subsidiary of ASW; or

     (b) the condition precedent described in clause 1(c) of the HOA has not been met by 30 April 2004 (or such other date as is mutually agreed), with Shareholders having received an offer from ASW to acquire their MSA Shares and, where relevant, their MSA Options within a designated period (the offer acceptance period being sufficient for Shareholders to consider and accept the offer) and such offer acceptance period having expired.

3.   Time is and remains of the essence to this Addendum.

4. In terms of section 4.6 of the HOA, MSA hereby grants approval to ASW issuing up to 30,000,000 shares at US2c/share (including the shares referred to in clause 1(a) of the HOA).

5.   The   effective   date  of  this   addendum   shall  be  31  January   2004
     notwithstanding the date of signature hereof.

EXECUTED by the parties.


SIGNED for an on behalf of          )  /s/ Alan Doyle
AMERICAN SOUTH WEST                 )  -------------------  -------------------
HOLDINGS INCORPORATED               )  Director/President   Secretary/Director
by authority of its Director        )
                                    )  Alan Doyle
                                    )  -------------------  -------------------
                                    )  Print name           Print name


SIGNED for and on behalf of         )  /s/ Adrian Griffin   /s/ Lloyd Townley
METAL SANDS LIMITED                 )  -------------------  -------------------
By authority of its Directors       )  Director/President   Secretary/Director
                                    )
                                    )  Adrian Griffin       Lloyd Townley
                                    )  -------------------  -------------------
                                    )  Print name           Print name


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